中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)

Unit 1304, 13/F., Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong

香港紅磡德豐街 22 號海濱廣場二期 13 樓 1304 室

Tel : (852) 2126 2388 Fax: (852) 2122 9078

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of Antelope Enterprise Holdings Ltd. and its subsidiaries (collectively, the “Company”) dated February 7, 2023 of our report dated April 29, 2022 included in its Annual Report on Form 20-F relating to the consolidated statements of financial position of the Company as of December 31, 2021 and 2020, and the related consolidated statements of comprehensive income (loss), changes in equity and cash flows for each of the years in the three-year period ended December 31, 2021.

We also consent to the reference of our Firm under the caption “Experts” in such Registration Statement.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co. Hong Kong, China

February 7, 2023

PCAOB ID: 2769